File No. 70-8725

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                 Amendment No. 9
                        (Post-Effective Amendment No. 4)

                           APPLICATION OR DECLARATION
                                       on
                                    FORM U-1
                                      under

                 The Public Utility Holding Company Act of 1935

                              THE SOUTHERN COMPANY
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303

               (Name of company or companies filing this statement
                  and addresses of principal executive offices)

                              THE SOUTHERN COMPANY

                 (Name of top registered holding company parent
                         of each applicant or declarant)

                            Tommy Chisholm, Secretary
                              The Southern Company
                           270 Peachtree Street, N.W.
                             Atlanta, Georgia 30303

                   (Names and addresses of agents for service)

  The Commission is requested to mail signed copies of all orders, notices and communications to:

      W. L. Westbrook                          Marce Fuller, President
 Financial Vice President                       Southern Energy, Inc.
   The Southern Company                          900 Ashwood Parkway
270 Peachtree Street, N.W.                            Suite 500
  Atlanta, Georgia 30303                        Atlanta, Georgia 30338

                             John D. McLanahan, Esq.
                              Troutman Sanders LLP
                           600 Peachtree Street, N.E.
                                   Suite 5200
                           Atlanta, Georgia 30308-2216



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                                       -2-

                              INFORMATION REQUIRED

         The Application or Declaration, as previously amended in this proceeding, is further amended by withdrawing Amendment No. 6 (Post-Effective Amendment No. 1), Amendment No. 7 (Post-Effective Amendment No. 2) and Amendment No. 8 (Post-Effective Amendment No. 3).

                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this statement to be signed on its behalf by the undersigned authorized officer and agent.

Dated:    October 17, 2000                        THE SOUTHERN COMPANY



                                                  By  /s/Tommy Chisholm
                                                  Tommy Chisholm, Secretary